SECOND AMENDED AND RESTATED EXECUTIVE EMPLOYMENT AGREEMENT

This **SECOND AMENDED AND RESTATED EXECUTIVE EMPLOYMENT AGREEMENT** (this "*Agreement*") is made and entered into as of the 1st day of April, 2024 (the "*Effective Date*"), by and between **NORDICUS PARTNERS CORPORATION**, a Delaware corporation (the "*Company*"), and **HENRIK ROUF** ("*Executive*"), and is made with reference to the following facts:

A. The Company desires to employ Executive as its President and Chief Executive Officer in order to have the benefit of Executive's special knowledge, experience, reputation and abilities in the industry in which the Company is engaged;

B. Executive has advised the Company of his willingness to act as President and Chief Executive Officer and to utilize his special knowledge, experience, reputation and abilities for the benefit of the Company and its members under the terms and conditions provided herein; and

C. This Agreement amends and restates the Amended and Restated Executive Employment Agreement dated September 5, 2023, between the Company and Executive.

NOW, THEREFORE, in consideration of the mutual promises hereinafter set forth and other good and valuable consideration had and received, the parties hereto hereby agree as follows:

1. Employment. Upon and subject to the terms, conditions and other provisions of this Agreement, the Company hereby employs Executive and Executive hereby accepts this employment and agrees to exercise and perform faithfully, exclusively (subject to Section 2(c) hereof), and to the best of his ability on behalf of the Company the powers and duties of President and Chief Executive Officer on the terms and conditions set forth herein.

2. Executive's Services and Duties. During the term of this Agreement, Executive shall:

(a) Observe and conform to the policies and directions promulgated from time to time by the Company's Board of Directors (the "*Board*").

(b) Serve as President and Chief Executive Officer and perform all services, acts and things necessary or advisable to manage and conduct the business of the Company, subject to the policies set by the Board. Subject to the supervision and control of the Board, to whom she shall report, Executive shall do and perform all services and acts necessary or advisable to fulfill the duties and responsibilities of his positions as President and Chief Executive Officer and shall render such services on the terms set forth herein. In addition, Executive shall have such other executive and managerial powers and duties with respect to the Company and its subsidiaries, affiliates and strategic partners as may be assigned to him by the Board.

(c) Except for sick leave, vacations (as provided in Section 4(c), below), and excused leaves of absence, Executive shall, throughout the Term, devote all his working time, attention, knowledge and skills faithfully and to the best of his ability, to the duties and responsibilities of his position in furtherance of the business affairs and activities of the Company and its subsidiaries, affiliates and strategic partners; *provided* that Executive may engage in such personal, professional, investment, business and charitable activities as do not conflict with the business of the Company or interfere with Executive's duties under this Agreement. Executive shall at all times be subject to, observe and carry out such rules, regulations, policies, directions, and restrictions as the Board of Directors of the Company and/or the Company may from time to time establish for senior executive officers of the Company.

3. ***Term***. The term of Executive's employment by the Company pursuant to this Agreement shall commence on the date hereof and, unless sooner terminated as provided in this Agreement or extended by mutual agreement of the parties hereto, shall terminate and expire on the first anniversary of the date hereof, subject to the terms and conditions contained herein.

4. ***Compensation and Other Benefits***. As compensation in full for the services to be rendered by Executive hereunder, the Company shall pay, and Executive shall accept, the following compensation:

(a) *Salary*. The Company shall pay to Executive a salary, exclusive of bonus compensation, of $120,000 per year, payable in equal monthly installments during the term of this Agreement.

(b) *Bonus*. Executive shall be entitled to bonus compensation at the sole discretion of the Board, based upon Executive's performance of his duties under this Agreement

(c) *Vacation*. In addition to normal public holidays, Executive shall be entitled to four weeks of paid vacation during each calendar year, which shall accrue monthly on a *pro rata* basis from the Effective Date.

(d) *Benefits Generally Offered*. Executive shall be entitled to participate in all fringe benefit programs that the Company generally makes available to its executive officers, including without limitation vacation and paid other paid leave, group hospitalization, group disability policies, medical and dental plans and group life insurance plans.

5. ***Certain Business Expenses***. Executive is authorized to incur ordinary, necessary and reasonable expenses in the course of performing his duties and obligations with respect to the business of the Company, including expenses for entertainment, travel and similar items; *provided* that the Company shall at all times comply with the Company's policies regarding expense reimbursements. the Company shall promptly reimburse Executive for all such expenses paid by Executive on behalf of the Company upon the

presentation by Executive of an itemized request for reimbursement of expenditures supported by documentation on the Company-approved forms.

6. Proprietary Rights and Confidentiality. Executive has entered into an Executive Invention Assignment and Confidentiality Agreement, which agreement, attached hereto as *Annex A*, is hereby incorporated herein in its entirety.

7. Executive Representation and Warranty. Executive warrants and represents to and covenants with the Company that the execution, delivery and performance of the Agreement by Executive do not conflict with or violate any provision of or constitute a default under any agreement, judgment, award or decree to which Executive is a party or by which Executive is bound.

8. Termination Prior to Expiration of Term.

(a) Executive's employment hereunder may be terminated by the Company for Cause as set forth below, upon 30 days' written notice to Executive which describes such cause in detail. Executive shall have no right to receive the compensation and other benefits set forth in this Section 4 for any period commencing after the date of termination for cause. For these purposes, subject to Section 8(b), the term "*Cause*" as used in this Agreement shall mean any one or more of the following:

(i) Conviction of Executive of any felony involving moral turpitude and affecting or relating to the business of the Company (including, without limitation, his entering of any plea of nolo contendere in connection with any such felony proceeding);

(ii) Executive's willful or intentional conduct resulting in material damage to the Company or the Company's business reputation;

(iii) Executive's material breach of any material provisions of this Agreement or his employment with the Company (including, without limitation, his breach of the Executive Invention Assignment and Confidentiality Agreement attached hereto as *Annex A*); or

(iv) Executive's willful failure or gross neglect to obey the good faith directions of the Company.

(b) Under no circumstances shall there be other grounds for termination of Executive for Cause hereunder other than those set forth in Section 8 hereof.

9. Death During Employment. If Executive dies during the term of his employment hereunder, the Company shall pay to the estate of Executive the compensation which would otherwise be payable to Executive up to the end of the month in which his death occurs, and the Company shall have no further obligation under this Agreement.

10. Covenant Not to Compete. In the event that the Company terminates Executive's employment hereunder for Cause, or in the event that Executive voluntarily

terminates his employment hereunder, Executive shall, in connection with any sale of all or substantially all of his equity interests in the Company resulting from such termination, be prohibited from carrying on or participating in a business similar to that of the Company for a period of six months following such termination, unless Executive has express prior written consent from the Board, which approval shall not be unreasonably withheld.

11. Notices. All notices, requests, demands, communications, statements or other documents which one party shall be required or shall desire to give to another hereunder shall be in writing and shall be given by the parties hereto only in one of the following ways:

(a) By personal delivery; or

(b) By addressing it as indicated below, and by depositing it certified mail, postage prepaid, in the mail; or

(c) By addressing it as indicated below, and by delivering it by email at the email address indicated below.

If so delivered, mailed, or telecopied each such notice, request, demand, communication, statement, or other document shall, except as herein expressly provided, be conclusively deemed to have been given when personally delivered, or on the date of receipt if delivery by telecopy, or 72 hours after the date of mailing, as the case may be. The addresses of the parties shall be the following until such time as written notice of any change is provided to the parties to this Agreement.

If to the Company:

Nordicus Partners Corporation
280 South Beverly Dr., Suite 505
Beverly Hills, CA 90212
Attention: CFO

bjy@yankowitzconsulting.com

If to Executive:

Henrik Rouf
7950 W Sunset Blvd 629
Los Angeles, CA 90046

Email: hr@nordicuspartners.com

12. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

13. Headings. The headings herein are for convenience only, do not constitute a part of this Agreement, and shall not be deemed to limit or affect any of the provisions hereof.

14. ***Entire Understanding***. This Agreement constitutes the entire agreement and understanding between the parties with respect to the employment of Executive by the Company, and supersedes all prior agreements, representations and understandings, both written and oral, between the parties hereto with respect to the subject matter hereof.

15. ***Amendments***. This Agreement may not be modified or changed except by written instrument signed by both parties hereto.

16. ***Dispute Resolutions***. Any action to enforce or interpret this Agreement, or to resolve disputes with respect to this Agreement as between the parties shall be settled by arbitration in accordance with the rules of the American Arbitration Association. Arbitration shall be the exclusive dispute resolution process in the State of California, but arbitration shall be a nonexclusive process elsewhere. Any party may commence arbitration by sending a written demand for arbitration to the other parties. Such demand shall set forth the nature of the matter to be resolved by arbitration. The Company shall select the place of arbitration. The substantive law of the State of California shall be applied by the arbitrator to the resolution of the dispute. The parties shall share equally all initial costs of arbitration. The prevailing party shall be entitled to reimbursement of attorney fees, costs, and expenses incurred in connection with the arbitration. All decisions of the arbitrator shall be final, binding, and conclusive on all parties. Judgment may be entered upon any such decision in accordance with applicable law in any court having jurisdiction thereof. The arbitrator (if permitted under applicable law) or such court may issue a writ of execution to enforce the arbitrator's decision.

17. ***Governing Law***. This Agreement shall be governed by and construed in accordance with the internal laws of the State of California.

18. ***Construction***. Whenever in this Agreement the context so requires, references to the masculine shall be deemed to include the feminine and neuter, references to the neuter shall be deemed to include the masculine and feminine, and references to the plural shall be deemed to include the singular and the singular to include the plural.

19. ***Cooperation***. Each party hereto shall cooperate with the other party and shall take such further action and shall execute and deliver such further documents as may be necessary or desirable in order to carry out the provisions and purposes of this Agreement.

20. ***Waiver***. No amendment or waiver of any provision of this Agreement shall in any event be effective, unless the same shall be in writing and signed by the parties hereto, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. The failure of any party to insist, in any one or more instances, upon performance of any of the terms, covenants or conditions of this Agreement shall not be construed as a waiver or relinquishment of any rights granted hereunder or any such term, covenant or condition. The failure of any party to insist, in any one or more instances, upon performance of any of the terms, covenants or conditions of this Agreement shall not be construed as a waiver or relinquishment of any rights granted hereunder or any such term, covenant or condition.

21. ***Parties in Interest; Assignment***. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective permitted successors, assigns, heirs and/or personal representatives. Except as specifically provided herein, neither this Agreement nor any interest herein shall be assigned or assignable, by operation of law or otherwise, by any party, without the prior written consent of the other party, except that, without such consent, the Company may assign this Agreement or any interest therein, by operation of law or otherwise, to (a) any successor to all or substantially all of its equity ownership interests, assets or business by dissolution, merger, consolidation, transfer of assets, or otherwise, or (b) any direct or indirect subsidiary of the Company or of any such successor referred in (a) hereof. Nothing in this Agreement, expressed or implied, is intended to confer on any person other than the parties and their respective successors and permitted assigns any rights or remedies under or by reason of this Agreement.

22. ***Severability***. If any provision of this Agreement shall be deemed invalid, unenforceable or illegal, then notwithstanding such invalidity, unenforceability or illegality the remainder of this Agreement shall continue in full force and effect.

23. ***Full Understanding***. Executive represents and agrees that she fully understands his right to discuss all aspects of this Agreement with his private attorney, and that to the extent, if any, that she desired, she availed herself of this right. Executive further represents that she has carefully read and fully understands all of the provisions of the Agreement, that she is competent to execute this Agreement, that his agreement to execute this Agreement has not been obtained by any duress and that she freely and voluntarily enters into it, and that she has read this document in its entirety and fully understands the meaning, intent and consequences of this document.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

THE COMPANY:	**EXECUTIVE**:
NORDICUS PARTNERS CORPORATION	
DocuSigned by: Bennett Yankowitz 2B10A3581C6C4E0...	DocuSigned by: Henrik Rouf 5ED9AFA253A9405...
By:____________________	____________________
Bennett J. Yankowitz, CFO	Henrik Rouf

SPOUSAL CONSENT

The undersigned, Brandon K. Hines, spouse of Henrik Rouf, has read the foregoing Employment Agreement and does hereby waive any rights or claims he may otherwise have by virtue of community property rights or tenancy in common with regard to the Company's repurchase rights pursuant to Section 10 therein.

DocuSigned by:

373C62EBD78344B...

____

Brandon K. Hines

ANNEX A

EXECUTIVE INVENTION ASSIGNMENT AND CONFIDENTIALITY AGREEMENT

EMPLOYEE PROPRIETARY INFORMATION AND INVENTIONS AGREEMENT

This Agreement sets forth in writing certain understandings and procedures in effect as of the date of my initial employment with EKIMAS Corporation, a Delaware corporation (the "***Company***").

1. Duties. In return for the compensation and benefits now and hereafter paid or provided to me, I hereby agree to perform those duties for Company as Company may designate from time to time. During my employment with Company, I further agree that I will (i) devote my best efforts to the interests of Company, and (ii) not engage in other employment or in any conduct that could either be in direct conflict with Company's interests or that could cause a material and substantial disruption to Company and (iii) otherwise abide by all of Company's policies and procedures as they may be established and updated from time to time. Furthermore, I will not (a) reveal, disclose or otherwise make available to any unauthorized person any Company password or key, whether or not the password or key is assigned to me or (b) obtain, possess or use in any manner a Company password or key that is not assigned to me. I will use my best efforts to prevent the unauthorized use of any laptop or personal computer, peripheral device, cell phone, smartphone, personal digital assistant (PDA), software or related technical documentation that the Company issues to me. I will not input, load or otherwise attempt any unauthorized use of software in any Company computer or other device, whether or not the computer or device is assigned to me.

2. "Proprietary Information" Definition. "***Proprietary Information***" means (a) any information that is confidential or proprietary, technical or non-technical information of Company, including for example and without limitation, information that is a Company Innovation or is related to any Company Innovations (as defined in Section 6 below), concepts, techniques, processes, methods, systems, designs, computer programs, source documentation, trade secrets, formulas, development or experimental work, work in progress, forecasts, proposed and future products, marketing plans, business plans, customers and suppliers and any other nonpublic information that has commercial value and (b) any information Company has received from others that Company is obligated to treat as confidential or proprietary, which may be made known to me by Company, a third party or otherwise that I may learn during my employment with Company.

3. Ownership and Non-disclosure of Proprietary Information. All Proprietary Information and all worldwide: patents (including, but not limited to, any and all patent applications, patents, continuations, continuation-in-parts, reissues, divisionals, substitutions, and extensions), copyrights, mask works, trade secrets and other worldwide intellectual property and other rights in and to the Proprietary Information are the property of Company, Company's assigns, Company's customers and Company's suppliers, as applicable. I will not disclose any Proprietary Information to anyone outside Company, and I will use and disclose Proprietary Information to those inside Company only as necessary to perform my duties as an employee of Company. If I have any questions as to whether information is Proprietary Information, or to whom, if anyone, inside Company, any Proprietary Information may be disclosed, I will ask my manager at Company.

4. Defend Trade Secrets Act Notice. In accordance with the Defend Trade Secrets Acts of 2016 (Title 18 of the U.S. Code), the Company hereby notifies Consultant of certain rights set forth in Exhibit A hereto (the "***DTSA Notice***"). I acknowledge that I have read the terms of the DTSA Notice.

5. "Innovations" Definition. In this Agreement, "***Innovations***" means all discoveries, designs, developments, improvements, inventions (whether or not protectable under patent laws), works of authorship, information fixed in any tangible medium of expression

(whether or not protectable under copyright laws), trade secrets, know-how, ideas (whether or not protectable under trade secret laws), mask works, trademarks, service marks, trade names and trade dress.

6. Disclosure and License of Prior Innovations. I have listed on Exhibit B (Prior Innovations) attached hereto all Innovations relating in any way to Company's business or demonstrably anticipated research and development or business (the "***Company-Related Innovations***"), that were conceived, reduced to practice, created, derived, developed, or made by me prior to my employment with Company (these Company-Related Innovations collectively referred to as the "***Prior Innovations***"). I represent that I have no rights in any Company-Related Innovations other than those Prior Innovations listed in Exhibit B (Prior Innovations). If nothing is listed on Exhibit B (Prior Innovations), I represent that there are no Prior Innovations at the time of signing this Agreement. I hereby grant to Company and Company's designees a royalty-free, transferable, irrevocable, worldwide, fully paid-up license (with rights to sublicense through multiple tiers of sublicensees) to fully use, practice and exploit all patent, copyright, moral right, mask work, trade secret and other intellectual property rights relating to any Prior Innovations that I incorporate, or permit to be incorporated, in any Innovations that I, solely or jointly with others, create, derive, conceive, develop, make or reduce to practice within the scope of my employment with Company (the "***Company Innovations***"). Notwithstanding the foregoing, I will not incorporate, or permit to be incorporated, any Prior Innovations in any Company Innovations without Company's prior written consent.

7. Disclosure and Assignment of Company Innovations. I will promptly disclose and describe to Company all Company Innovations. I hereby do irrevocably assign to Company or Company's designee all my right, title, and interest in and to any and all Company Innovations. To the extent any of the rights, title and interest in and to Company Innovations cannot be assigned by me to Company, I hereby grant to Company an exclusive, royalty-free, transferable, irrevocable, worldwide, fully paid-up license (with rights to sublicense through multiple tiers of sublicensees) to fully use, practice and exploit those non-assignable rights, title and interest, including, but not limited to, the right to make, use, sell, offer for sale, import, have made, and have sold, the Company Innovations. To the extent any of the rights, title and interest in and to Company Innovations can neither be assigned nor licensed by me to Company, I hereby irrevocably waive and agree never to assert the non-assignable and non-licensable rights, title and interest against Company, any of Company's successors in interest, or any of Company's customers.

8. Future Innovations. I will disclose promptly in writing to Company all Innovations conceived, reduced to practice, created, derived, developed, or made by me during my employment with Company and for three (3) months thereafter, whether or not I believe the Innovations are subject to this Agreement, to permit a determination by Company as to whether or not the Innovations are or should be considered Company Innovations. Company will receive that information in confidence.

9. Notice of Non-assignable Innovations to Employees in California. This Agreement does not apply to an Innovation that qualifies fully as a non-assignable invention under the provisions of Section 2870 of the California Labor Code. I acknowledge that a condition for an Innovation to qualify fully as a non-assignable invention under the provisions of Section 2870 of the California Labor Code is that the invention must be protected under patent laws. I have reviewed the notification in Exhibit C (Limited Exclusion Notification) and agree that my signature on this Agreement acknowledges receipt of the notification.

10. Cooperation in Perfecting Rights to Company Innovations. I agree to perform, during and after my employment, all acts that Company deems necessary or desirable to permit and assist Company, at its expense, in obtaining and enforcing the full benefits, enjoyment, rights and title throughout the world in the Company

Innovations and all intellectual property rights therein as provided to Company under this Agreement. If Company is unable for any reason to secure my signature to any document required to file, prosecute, register or memorialize the assignment of any rights or application or to enforce any right under any Company Innovations as provided under this Agreement, I hereby irrevocably designate and appoint Company and Company's duly authorized officers and agents as my agents and attorneys-in-fact to act for and on my behalf and instead of me to take all lawfully permitted acts to further the filing, prosecution, registration, memorialization of assignment, issuance, and enforcement of rights under the Innovations, all with the same legal force and effect as if executed by me. The foregoing is deemed a power coupled with an interest and is irrevocable.

11. Return of Materials. At any time upon Company's request, and when my employment with Company is over, I will return all materials (including, without limitation, documents, drawings, papers, diskettes and tapes) containing or disclosing any Proprietary Information (including all copies thereof), as well as any keys, pass cards, identification cards, computers, printers, pagers, cell phones, smartphones, personal digital assistants or similar items or devices that Company has provided to me. I will provide Company with a written certification of my compliance with my obligations under this Section.

12. No Violation of Rights of Third Parties. During my employment with Company, I will not (a) breach any agreement to keep in confidence any confidential or proprietary information, knowledge or data acquired by me prior to my employment with Company or (b) disclose to Company, or use or induce Company to use, any confidential or proprietary information or material belonging to any previous employer or any other third party. I am not currently a party, and will not become a party, to any other agreement that is in conflict, or will prevent me from complying, with this Agreement.

13. Survival. This Agreement (a) shall survive my employment by Company; (b) does not in any way restrict my right to resign or the right of Company to terminate my employment at any time, for any reason or for no reason; (c) inures to the benefit of successors and assigns of Company; and (d) is binding upon my heirs and legal representatives.

14. No Solicitation. During my employment with Company and for one year thereafter, I will not solicit, encourage, or cause others to solicit or encourage any employees of Company to terminate their employment with Company.

15. No Disparagement. During my employment with Company and after the termination thereof, I will not disparage Company, its products, services, agents or employees.

16. No Competition. To the fullest extent permitted by applicable law, Employee hereby covenants with the Company the Employee will not, directly or indirectly engage in any business, for a period of two years following the date of Employees termination of service with the Company, be employed by or engage in any business in any way similar to or competitive with the business of the Company.

17. Injunctive Relief. I agree that if I violate this Agreement, Company will suffer irreparable and continuing damage for which money damages are insufficient, and Company is entitled to injunctive relief, a decree for specific performance, and all other relief as may be proper (including money damages if appropriate), to the extent permitted by law, without the need to post a bond.

18. Notices. Any notice required or permitted by this Agreement shall be in writing and shall be delivered as follows, with notice deemed given as indicated: (a) by personal delivery, when actually delivered; (b) by overnight courier, upon written verification of receipt; (c) by facsimile transmission, upon acknowledgment of receipt of electronic transmission; or (d) by certified or registered

mail, return receipt requested, upon verification of receipt. Notices to me shall be sent to any address in Company's records or other address as I may provide in writing. Notices to Company shall be sent to Company's Human Resources Department or to another address as Company may specify in writing.

19. Governing Law; Forum. The laws of the United States of America and the State of Delaware govern all matters arising out of or relating to this Agreement without giving effect to any conflict of law principles. Company and I each irrevocably consent to the exclusive personal jurisdiction of the federal and state courts located in Delaware, as applicable, for any matter arising out of or relating to this Agreement, except that in actions seeking to enforce any order or any judgment of the federal or state courts located in Delaware, personal jurisdiction will be nonexclusive. Additionally, notwithstanding anything in the foregoing to the contrary, a claim for equitable relief arising out of or related to this Agreement may be brought in any court of competent jurisdiction. For the avoidance of doubt, the foregoing terms will control over any conflicting terms in my offer letter.

20. Severability. If an arbitrator or court of law holds any provision of this Agreement to be illegal, invalid or unenforceable, (a) that provision shall be deemed amended to provide Company the maximum protection permitted by applicable law and (b) the legality, validity and enforceability of the remaining provisions of this Agreement shall not be affected.

21. Waiver; Modification. If Company waives any term, provision or breach by me of this Agreement, such waiver shall not be effective unless it is in writing and signed by Company. No waiver shall constitute a waiver of any other or subsequent breach by me. This Agreement may be modified only if both Company and I consent in writing.

20. Assignment. The rights and benefits of this Agreement shall extend to all successors and assigns of the Company, whether by merger, reorganization, sale of assets, operation or law or otherwise.

21. Entire Agreement. This Agreement, including any agreement to arbitrate claims or disputes relating to my employment that I may have signed in connection with my employment by Company, represents my entire understanding with Company with respect to the subject matter of this Agreement and supersedes all previous understandings, written or oral.

I certify and acknowledge that I have carefully read all of the provisions of this Agreement and that I understand and will fully and faithfully comply with such provisions.

"COMPANY"	"EMPLOYEE"
EKIMAS Corporation	Print Name: Henrik Rouf
By: DocuSigned by: Bennett Yankowitz 2B10A3581C6C4E0...	DocuSigned by: Henrik Rouf 210DF8ECC84A407...
Name and Title: Bennett Yankowitz	
Dated: 4/26/2023	

Exhibit A

DEFEND TRADE SECRETS ACT NOTICE

An individual shall not be held criminally or civilly liable under any Federal or State trade secret law for the disclosure of a trade secret that is made in confidence to a Federal, State, or local government official or to an attorney solely for the purpose of reporting or investigating a suspected violation of law. An individual shall not be held criminally or civilly liable under any Federal or State trade secret law for the disclosure of a trade secret that is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal. An individual who files a lawsuit for retaliation by an employer for reporting a suspected violation of law may disclose the trade secret to the attorney of the individual and use the trade secret information in the court proceeding, if the individual files any document containing the trade secret under seal; and does not disclose the trade secret, except pursuant to court order.

Exhibit B

PRIOR INNOVATIONS

Check one of the following:

☒ NO PRIOR INNOVATIONS EXIST.

OR

☐ YES, PRIOR INNOVATIONS EXIST AS DESCRIBED BELOW (include basic description of each Prior Innovation):

Exhibit C

LIMITED EXCLUSION NOTIFICATION TO EMPLOYEES IN CALIFORNIA

THIS IS TO NOTIFY you in accordance with Section 2872 of the California Labor Code that the foregoing Agreement between you and Company does not require you to assign or offer to assign to Company any invention that you developed entirely on your own time without using Company's equipment, supplies, facilities or trade secret information except for those inventions that either:

(1) Relate at the time of conception or reduction to practice of the invention to Company's business, or actual or demonstrably anticipated research or development of Company; or

(2) Result from any work performed by you for Company.

To the extent a provision in the foregoing Agreement purports to require you to assign an invention otherwise excluded from the preceding Section, the provision is against the public policy of California and is unenforceable.

This limited exclusion does not apply to any patent or invention covered by a contract between Company and the United States or any of its agencies requiring full title to a patent or invention to be in the United States.